BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET
JAMES R. CUMMINS             CINCINNATI, OHIO  45202
ROBERT S BROWN               TELEPHONE (513) 381-2121           OF COUNSEL
DONALD S. MENDELSOHN         TELECOPIER (513) 381-2125          GILBERT BETTMAN
LYNNE SKILKEN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN
JOANN M. STRASSER

                                February 21, 1997



The BSG Funds
6230 Busch Blvd., Suite 201
Columbus, Ohio  43215

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of Pre-Effective Amendment No. 1 of The BSG Funds (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the  foregoing,   we  are  of  the  opinion  that,   after
registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Pre-Effective Amendment No. 1 referred to above.

                                Very truly yours,


                                /s/ Brown, Cummins & Brown CO., L.P.A.
                                BROWN, CUMMINS & BROWN CO., L.P.A.


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